Exhibit 10.1

RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (this “Agreement”) dated as of August 21, 2018 is entered into by and among Sport Endurance, Inc., a Nevada corporation (“SENZ”), Yield Endurance, Inc., a New Jersey corporation and wholly-owned subsidiary of SENZ (“Yield”), Prism Funding Co. LP, a Delaware limited partnership (“Prism”) and Madison Partners LLC, a Delaware limited liability company (“Madison” or “Buyer”, and together with SENZ, Yield and Prism, the “Parties”).

RECITALS

WHEREAS, Yield, SENZ (as guarantor), and Prism (as purchaser) are parties to a Note Purchase Agreement dated as of March 14, 2018, as amended, (the “NPA”) under which Yield issued a 10% OID Senior Secured Convertible Note (the “Senior Note”) in the original principal amount of $5,500,000.

WHEREAS, pursuant to the Senior Note, as contemplated in the NPA, Prism advanced $5,000,000 of bitcoin (“BTC”) pursuant to the terms of a Confidential BTC Lending Program Participation Agreement, as amended, by and between Yield and Madison (the “Bitcoin Agreement”).

WHEREAS, Yield, in connection with the NPA and the Bitcoin Agreement entered into: (A) an Account Control Agreement (the “Account Agreement”) with Madison (as BTC depository) and Prism, and (B) a Security Agreement (the “Security Agreement”) with SENZ and Prism.

WHEREAS, SENZ, in connection with the NPA and the Bitcoin Agreement entered into: (A) a Subordination Agreement with Yield and the holders of SENZ’s senior secured convertible debt due December 9, 2018 named therein (the “Subordination Agreement”) and (B) a Guaranty Agreement (the “Guaranty”) on behalf of Yield for the benefit of Prism.

WHEREAS, as additional consideration SENZ issued to Prism warrants to purchase 25,000,000 shares of SENZ’s Common Stock (the “Warrants”) with an exercise price of $0.01 per share.

WHEREAS, the Parties desire to restructure the transactions in order to (A) provide for the continuation of the business of Yield pursuant to the Bitcoin Agreement; (B) assign to Madison all of the ownership interests in Yield; (C) terminate the Guaranty; and (D) cancel 15,000,000 of the Warrants.

Capitalized terms used in this Agreement and not otherwise defined shall have the meanings provided in that certain Stock Purchase Agreement (the “SPA”) by and between SENZ and Buyer, attached hereto as Exhibit I.

NOW THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Yield. SENZ agrees to transfer, convey and assign to the Buyer 100% of the issued and outstanding shares of common stock (the “Shares”) of Yield pursuant to the terms of the SPA on the Closing Date.

2.	Guaranty. The Guaranty shall terminate and shall no longer be of any force or effect.

3.

Warrants. On the Closing Date, SENZ and Prism agree that SENZ shall cancel 15,000,000 of the Warrants and that 10,000,000 Warrants shall remain outstanding as previously issued to Prism. The Warrants shall be on such terms, and subject to such conditions, including exercise price and term as the Warrants possessed on the Closing Date.

4.	Release. The Parties agree to release each other with respect to the transactions described herein, pursuant to the terms of a Release Agreement substantially in the form of Exhibit II annexed hereto.

5.

Closing Date. For purposes hereof, the Closing Date shall be the date upon which this Agreement the SPA and the other Transaction Documents are executed and delivered to the Parties as contemplated herein.

6.

Public Announcements; Statements. Neither SENZ nor any Affiliate of SENZ shall make any public filing or announcement, or public issue, or release or deliver to any person any statement of any kind concerning this Agreement or the subject matter hereof, including relating to the transactions effected by or contemplated by the SPA, or the Release in any proxy materials, disclosures or other distributions (collectively, a “Release” or “Releases”), without the prior written consent of Buyer having first had an opportunity to review such Release and having approved such Release in writing. Buyer’s right to review and approve any Release shall extend, without limitation, to any Release in the form of a Form 8-K or other securities filing and, any report issued to lenders, investors or prospective investors or lenders, any press release relating to the transactions effected or contemplated by the Transaction Documents. SENZ shall provide Buyer with interim and final drafts of any and all proposed Releases as soon as available, and with sufficient time to permit Buyer to review any and all Releases prior to any and all deadlines for the issuance or filing of such Release imposed by this Agreement or any applicable legal requirement. Without limiting the foregoing, neither SENZ nor any officer or other representative of SENZ shall, without the prior written approval of Buyer, (i) make any type of public announcement  or communication of any nature or description that identifies or refers to the Buyer or any Affiliate thereof, whether in oral, written, electronic or other form or (ii) make any written, visual or electronic communication identifying or referring to Buyer or any of their Affiliates, other than such disclosures or other submissions as are legally required and solely to the limited extent so required, and provided that SENZ shall provide Buyer with prior written notice of any such proposed disclosure, including the reason therefor, to the extent legally permissible.

7.	Representations and Warranties.

In order to induce Madison and Prism to enter into this Agreement, SENZ hereby represents and warrants to Madison and Prism as of the Agreement date and the Closing Date that:

(a)     Organization and Business. SENZ is (a) a duly organized and validly existing corporation, (b) in good standing under the laws of the jurisdiction of its incorporation, and (c) has the power and authority, corporate or otherwise, necessary (i) to enter into and perform the obligations required under the Transaction Documents to which it is a party, and (ii) to carry on the business now conducted or proposed to be conducted by it. Yield is (a) a duly organized and validly existing corporation, (b) in good standing under the laws of the jurisdiction of its incorporation, and (c) has the power and authority, corporate or otherwise, necessary (i) to enter into and perform the obligations required under the Transaction Documents to which it is a party, and (ii) to carry on the business now conducted or proposed to be conducted by it.

(b)     Qualification. SENZ and each of its Subsidiaries is duly and legally qualified to do business as a foreign corporation or limited liability company and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted in each state or jurisdiction in which failure to obtain such qualification would have a Material Adverse Effect.

(c)     Operations in Conformity with Law, etc. The operations of SENZ and Yield as now conducted or proposed to be conducted are not in violation of, nor is SENZ or Yield in default under, any Legal Requirement where the violation or default would have a Material Adverse Effect.

(d)     No Litigation. No litigation, arbitration or other proceeding is pending or to the knowledge of SENZ threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall has been enacted and no judicial or administrative decision has been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement or the performance of the business conducted by Yield and no notice of any claim or demand has been received by SENZ or Yield threatening any such action or event.

(e)     Authorization and Non-Contravention. SENZ and Yield each have taken all corporate, limited liability or other action required to execute, deliver and perform this Agreement and each other document to which it is a party. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. This Agreement and each other document to which it is a party does not (i) contravene the terms of any of such company’s organization documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual obligation of SENZ or Yield or (y) any material order, injunction, writ or decree of any governmental authority or any arbitral award to which SENZ or any such Subsidiary is subject or (iii) violate any Legal Requirement.

(f)     Required Consents. SENZ has, as of the date hereof and as of the Closing Date, the full right to assign the Shares to Buyer, free of all liens, claims or encumbrances, and without triggering any payment obligations. No payments to any third parties will be triggered by any of the Transaction Documents, other than the payments that are reflected on Schedule 5(f)(1).

(g)     No Default. The Senior Note is not in Default and no Event of Default under the Senior Note or NPA has occurred as of the Closing Date. The Terms Default and Event of Default shall have the same meaning as in the Senior Note.

(h)     Absence of Undisclosed Liabilities. As of the Closing Date, Yield has no outstanding debts, claims, liabilities, commitments or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than as provided for in this Agreement or disclosed and accrued for and set forth in Schedule 5(h)(1). There is no basis for assertion against SENZ of any such debt, claim, liability, commitment, obligation or loss except as set forth on Schedule 5(h)(2) hereto. For the avoidance of doubt, SENZ acknowledges that Yield shall have no obligations other than as relates to the Bitcoin Agreement and Yield and Buyer(s) are not assuming any such debts, claims, liabilities, commitments, obligations or losses not disclosed and accrued for or reserved against, and Yield and Buyer(s) will be indemnified and held harmless for all undisclosed debts, claims, liabilities, commitments or obligations by SENZ, to the extend provided for in the SPA.

8.	Closing Date.

This Agreement shall become effective on the Closing Date upon the satisfaction of each of the conditions set forth in this Section 8 (unless waived by Buyer):

(a)     The receipt by the Parties of: (i) fully executed copies of this Agreement and the Releases, executed by SENZ, Yield, Prism, Madison, and Buyer and fully executed copies of the SPA executed by SENZ and Buyer, with stock certificates and duly executed stock powers therefore, (ii) an amended Warrant certificate dated as of the original warrant issue date in the amount of 10,000,000 shares issued to Prism, (iii) updated schedules to each of the Transaction Documents in form and substance satisfactory to Prism, Madison, and Buyer reflecting any and all loans and amounts due and owing under the Bitcoin Agreement to Yield, (iv) an officer’s certificate from the Chief Executive Officer of SENZ certifying that the representations and warranties of

SENZ contained in this Agreement are true and correct as of the date hereof in all material respects and that the conditions set forth in this Section 8(a) have been fully satisfied, (v) a grant by SENZ to the Buyer of a power-of-attorney to take all steps in SENZ’s name in furtherance of the management of Yield and resignation of each of Yield’s officers and directors (and appointment of their successors designated by Buyer in form and substance acceptable to Buyer), and (vi) such other documents and deliverables to the extent reasonably required by any of the Parties hereto.

(b)     The execution, delivery, and performance by SENZ of this Agreement and each of the Transaction documents, as applicable, having been duly authorized by all necessary corporate or other organizational action on the part of SENZ and not (i) violating any material provision of federal, state, or local law or regulation applicable to SENZ, or the organization documents of SENZ or Yield, or any order, judgment, or decree of any court or binding on any such entity, (ii) conflicting with, resulting in a breach of, or constituting (with due notice or lapse of time or both) a default under any material agreement of SENZ, (iii) resulting in or requiring the creation or imposition of any lien of any nature whatsoever upon any assets of SENZ, or (iv) requiring any approval of any holder of Capital Stock of SENZ (or Yield) or any approval or consent of any Person or trigger any payment obligation under any material agreement, except for the required consents being required to effect the restructuring.

9.	Miscellaneous.

(a)     Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

(b)     Interpretation; Governing Law, etc. The provisions of Article 3 of the SPA are hereby incorporated into this Agreement and shall be binding on the Parties, to the fullest extent as if the text of such provisions were set forth in their entirety herein.

(c)     Definitions.

a.     “Affiliate” of a specified Party means a person who (at the time when the determination is to be made) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified person. As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, or such other relationships as, in fact, constitutes actual control.

b.     “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

c.     “Legal Requirement” means any present requirement imposed upon SENZ or Yield by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any state, or other political subdivision thereof, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America or any other jurisdiction in which SENZ or Yield owns property or conducts its business, or any political subdivision of any of the foregoing.

d.     “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of SENZ or Yield taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of Yield or SENZ to perform any of their respective obligations under any of the Transaction Documents.

e.     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

f.     “Transaction Documents” means collectively, this Agreement, the SPA, the Release, the amended Warrant, each of the schedules to the Transaction documents, and each of the other agreements and instruments entered into or delivered by any of the Parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

Buyer: MADISON PARTNERS, LLC

By:
Title:

SPORT ENDURANCE, INC.

By: David Lelong
Title: Chief Executive Officer

YIELD ENDURANCE, INC.

By:
Title:

PRISM FUNDING CO, LP

By:
Title: